SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): MARCH 12, 1998

                          American Pacific Corporation
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             (Exact name of registrant as specified in its charter)


     DELAWARE                   1-8137             59-6490478
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(State or other jurisdiction    (Commission       (IRS Employer
   of incorporation)            File Number)   Identification No.)

         3770 Howard Hughes Parkway, Suite 300, Las Vegas, Nevada 89109
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                     Address of principal executive offices


Registrant's telephone number, including area code: (702) 735-2200

                                       N/A
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         (Former name or former address, if changed since last report.)



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Item 2.  ACQUISITION OR DISPOSITION OF ASSETS.

                  On March 12, 1998, the Registrant consummated the acquisition from Kerr-McGee Chemical Corporation ("Kerr-McGee") of certain intangible assets (collectively, the "Rights"), such as process data, technical information, customer lists, marketing contacts and expertise related to Kerr McGee's production of Ammonium Perchlorate ("AP") for a purchase price of $39.0 million (the "Acquisition"). Under the purchase agreement entered into between the parties on October 10, 1997 (the "Purchase Agreement"), the Registrant also acquired an option (the "Option") to purchase all or any portion of the inventory of AP stored at Kerr-McGee's premises on the closing date of the Acquisition (the "Closing Date"), which AP is not owned by, or identified to a firm order from, a Kerr-McGee customer (the "Inventory"). The Option is exercisable from time to time within the 12 month period commencing on the Closing Date (the "Option Period"). The purchase price of the acquired Rights and Option were determined by arms length negotiations between the parties. There exists no material relationship between the Registrant, any of its affiliates, directors and officers or any associates thereof, and Kerr-McGee.

                  The  Acquisition  does  not  include  Kerr-McGee's  production facilities (the "Production Facilities") and certain related water and power supply agreements used by Kerr-McGee in the production of AP. Under the Purchase Agreement, Kerr-McGee ceased the production and sale of AP, except under the certain limited circumstances described below, and the Production Facilities may continue to be used by Kerr- McGee for production of AP under those circumstances. Under the Purchase Agreement, Kerr-McGee has reserved a perpetual, royalty-free, nonexclusive license to use any of the technology forming part of the Rights as may be necessary or useful to use, repair or sell the Production Facilities (the "Reserved License").

                  Under the Purchase Agreement, Kerr-McGee reserves the right to sell the Inventory to the extent not purchased by the Registrant pursuant to the Option, to process and sell certain reclaimed AP that is not suitable for use in solid fuel rocket motors, and to produce and sell AP (i) to fulfill orders scheduled for delivery after the closing, subject to making payments to the Registrant with respect to such orders, as provided in the Purchase Agreement and (ii) in the event of the Registrant's inability to meet customer demand or requirements, breach of the Purchase Agreement or termination of the Registrant's AP business.

                  Concurrently with the closing under the Purchase Agreement, the Registrant completed a private placement of $75.0 million principal amount of its 9 1/4% Senior Notes due 2005 to institutional investors through Credit Suisse First Boston Corporation. A portion of the proceeds of such placement were utilized to pay the purchase price under the Purchase Agreement.

Item 7.           FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
                  EXHIBITS.

(a)               Financial Statements of Businesses Acquired.

                  Not applicable. The acquisition reported herein did not involve the acquisition of a business within the meaning of Rule 11- 01(d) of Regulation S-X.

(b)  Pro Forma Financial Information.

                  Pro Forma Financial Information, presented under the requirements of Rule 11-01(a)(8) of Regulation S-X, is incorporated herein by reference to Item 7 to the Registrant's Current Report on Form 8-K, dated February 19, 1998.

(c)  Exhibits:

                  2.1 Asset Purchase Agreement dated as of October 10, 1997 between AMPAC, Inc. and Kerr-McGee Chemical Corporation, incorporated herein by reference to
                           Exhibit 99.1 to the Registrant's Current Report on Form 8-K, dated February 19, 1998.


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
                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        AMERICAN PACIFIC CORPORATION


Dated: March 27, 1998                   By:__________________________
                                           Name:   David N. Keys
                                           Title:  Executive Vice President and
                                                   Chief Financial Officer


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